Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Third Quarter 2021 Financial Results

Irvine, CA. July 13, 2021 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today provided a COVID-19 business update and reported fiscal third quarter 2021 financial results for the period ended May 31, 2021.

COVID-19 Business Update

As of May 31 2021, the Company had all 31 of its restaurants open with indoor dining capacities of 50% to 100%, depending on local requirements.  As of today, the Company has all 32 restaurants operating at an indoor capacity of 100%, including one new restaurant opened in the fiscal fourth quarter.

During the third quarter of 2021, the Company borrowed $5.0 million on its revolving line of credit and as of May 31, 2021, the Company had cash and cash equivalents of $4.7 million and $17.0 million of debt. As permitted under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Company recognized a $6.3 million employee retention credit during the fiscal third quarter ended May 31, 2021.

Fiscal Third Quarter 2021 Highlights

➣	Total sales were $18.5 million compared to $2.8 million in the third quarter of 2020;
➣	Operating income was $0.9 million, compared to an operating loss of $8.0 million in the third quarter of 2020;
➣	Net income was $0.8 million, or $0.09 per diluted share, compared to net loss of $9.2 million, or ($1.10) per diluted share, in the third quarter of 2020.
➣	Adjusted net loss* was $4.5 million, or ($0.54) per diluted share, compared to an adjusted net loss* of $10.7 million or ($1.29) per diluted share, in the third quarter of 2020;
➣	Restaurant-level operating profit* was $1.1 million;
➣	Adjusted EBITDA* was ($2.6) million; and
➣	One new restaurant opened during the third quarter of 2021.
*

Adjusted net loss, Restaurant-level operating profit (loss) and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release.  See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “We are thrilled with the continued recovery of our restaurants during the fiscal third quarter, characterized by meaningful improvement in sales and restaurant-level profitability, as we slowly increased our dining room capacity in accordance with the state and local regulations. Moreover, our sales recovery has continued thus far into fiscal fourth quarter with the re-opening of California in mid-June. I’m pleased to say that today, all of our restaurants are operating at full capacity and our team members are ready to capitalize on our guests’ pent-up demand for the full Kura experience.”

Uba added, “Fiscal 2021 has been our busiest, and possibly our most productive development year ever as we successfully opened seven new restaurants and entered five new markets.  This was truly an impressive feat by our development team given the challenging macro environment. As we look into fiscal 2022, we are benefitting from new real estate opportunities created by the pandemic, and when coupled with our rigorous site selection process, we believe we have the most exciting pipeline of new restaurants since we entered the U.S.  Fiscal 2021 was a record development year for Kura, and we expect to maintain this growth momentum in fiscal 2022.”

Review of Fiscal Third Quarter 2021 Financial Results

Total sales were $18.5 million compared to $2.8 million in the third quarter of 2020.  Comparable restaurant sales increased 456% for the third quarter of 2021.  Comparable restaurant sales decreased 19% when compared to the third quarter of 2019.

Food and beverage costs as a percentage of sales was 31.7% compared to 38.0% in the third quarter of 2020.   The decrease is primarily a result of lower inventory spoilage.

Labor and related costs as a percentage of sales decreased to 8.9% from 126.3% in the third quarter of 2020. In the third quarter of 2021, a $5.8 million employee retention credit was recognized under the CARES Act and extension thereof compared to $1.6 million in the third quarter of 2020.  Excluding the $5.8 million employee retention credit and $0.7 million in retention and new hire bonuses, labor and related costs would have been 36.6% in the third quarter of 2021. The decrease as a percentage of sales was primarily due to the costs of retaining certain restaurant employees when there were no sales during the temporary restaurant closures in the third quarter of 2020.

Occupancy and related expenses were $1.9 million compared to $1.6 million in the third quarter of 2020.  The increase is primarily due to six new restaurants opened since the third quarter of 2020.

Other costs as a percentage of sales decreased to 14.7% compared to 34.3% in the third quarter of 2020.  The decrease was primarily due to the fixed cost deleverage as a result of a decrease in sales in the third quarter of 2020.

General and administrative expenses were $4.3 million compared to $2.9 million in the third quarter of 2020. In the third quarter of 2021, a $0.5 million employee retention credit was recognized under the CARES Act and extension thereof.  Excluding the impact of the $0.5 million employee retention credit and a $1.0 million litigation accrual, general and administrative expenses would have been $3.8 million.  This increase was primarily due to additional compensation-related expenses.  As a percentage of sales, general and administrative expenses decreased to 23.2% compared to 102.6% in the third quarter of 2020.

Operating income was $0.9 million, compared to an operating loss of $8.0 million in the third quarter of 2020.

Income tax expense was $30 thousand compared to income tax expense of $1.2 million in the third quarter of 2020.  The third quarter of 2020 included a $1.1 million valuation allowance on our deferred tax assets.

Net income was $0.8 million, or $0.09 per diluted share, compared to net loss of $9.2 million, or ($1.10) per diluted share, in the third quarter of 2020.

Adjusted net loss* was $4.5 million, or ($0.54) per diluted share, compared to an adjusted net loss* of $10.7 million, or ($1.29) per diluted share, in the third quarter of 2020.

Restaurant-level operating profit* was $1.1 million, compared to restaurant-level operating loss* of $5.3 million in the third quarter of 2020.

Adjusted EBITDA* was ($2.6) million, compared to ($8.2) million in the third quarter of 2020.

Restaurant Development

During the third quarter of fiscal 2021, one new restaurant was opened in Sherman Oaks, CA.  Subsequent to May 31, 2021, the Company opened one new restaurant in Bellevue, WA.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer and Steven Benrubi, Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13720825. The replay will be available until July 20, 2021.  The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 32 locations in nine states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and

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an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 480 restaurants and 35 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as employee retention credit, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as employee retention credit, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; employee retention credit; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense and employee retention credit recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base.  The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period.  Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.  The Company did not make any adjustments for the temporary restaurant closures due to COVID-19 during the three and nine months ended May 31, 2021 and May 31, 2020.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of

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corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP measures in the same fashion. Because of these limitations, these non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP measures on a supplemental basis.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: risks related to the COVID-19 outbreak; our ability to successfully resume and maintain increases in our comparable restaurant sales; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

Investor Relations Contact:

Fitzhugh Taylor or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2021	2020	2021	2020
Sales	$18,471	$2,812	$36,967	$39,640
Restaurant operating costs:
Food and beverage costs	5,850	1,069	12,078	12,868
Labor and related costs	1,649	3,551	8,070	15,336
Occupancy and related expenses	1,885	1,589	5,202	4,665
Depreciation and amortization expenses	1,086	743	3,015	2,118
Other costs	2,713	964	6,843	5,221
Total restaurant operating costs	13,183	7,916	35,208	40,208
General and administrative expenses	4,292	2,885	10,687	8,994
Depreciation and amortization expenses	130	39	299	97
Total operating expenses	17,605	10,840	46,194	49,299
Operating income (loss)	866	(8,028)	(9,227)	(9,659)
Other expense (income):
Interest expense	67	36	154	103
Interest income	(1)	(65)	(8)	(432)
Income (loss) before income taxes	800	(7,999)	(9,373)	(9,330)
Income tax expense	30	1,153	88	1,179
Net income (loss)	$770	$(9,152)	$(9,461)	$(10,509)
Net income (loss) per Class A and Class B shares
Basic	$0.09	$(1.10)	$(1.13)	$(1.26)
Diluted	$0.09	$(1.10)	$(1.13)	$(1.26)
Weighted average Class A and Class B shares outstanding
Basic	8,383	8,341	8,381	8,337
Diluted	8,663	8,341	8,381	8,337

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Kura Sushi USA, Inc

Selected Balance Sheet Data and Selected Operating Data

(in thousands; except restaurants and percentages; unaudited)

	May 31, 2021	August 31, 2020
Selected Balance Sheet Data:
Cash and cash equivalents	$4,701	$9,259
Total assets	$130,434	$118,379
Loan from affiliate	$17,000	—
Total liabilities	$92,777	$72,666
Total stockholders’ equity	$37,657	$45,713

	Three Months Ended May 31,		Nine Months Ended May 31,
	2021	2020	2021	2020
Selected Operating Data:
Restaurants at the end of period	31	25	31	25
Comparable restaurant sales performance	455.6%	(85.4)%	(20.5)%	(24.5)%
EBITDA	$2,082	$(7,246)	$(5,913)	$(7,444)
Adjusted EBITDA	$(2,592)	$(8,225)	$(11,553)	$(7,587)
Adjusted EBITDA margin	(14.0)%	(292.5)%	(31.3)%	-19.1%
Operating income (loss)	$866	$(8,028)	$(9,227)	$(9,659)
Operating profit (loss) margin	4.7%	(285.5)%	(25.0)%	(24.4)%
Restaurant-level operating profit (loss)	$1,064	$(5,333)	$(1,423)	$1,566
Restaurant-level operating profit (loss) margin	5.8%	(189.7)%	(3.8)%	4.0%

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Reconciliation of Net Income (Loss) and Income (Loss) Per Diluted Share to

Adjusted Net Loss and Adjusted Loss Per Diluted Share

(in thousands, except income (loss) per share amounts; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2021	2020	2021	2020
Net income (loss)	$770	$(9,152)	$(9,461)	$(10,509)
Executive transition costs(4)	—	—	390	—
Employee retention credit(5)	(6,296)	(1,580)	(8,931)	(1,580)
Litigation accrual(6)	1,000	—	1,000	—
Adjusted net loss	$(4,526)	$(10,732)	$(17,002)	$(12,089)
Net income (loss) per Class A and Class B shares
Net income (loss) per diluted share	$0.09	$(1.10)	$(1.13)	$(1.26)
Executive transition costs(4)	—	—	0.05	—
Employee retention credit(5)	(0.75)	(0.19)	(1.07)	(0.19)
Litigation accrual(6)	0.12	—	0.12	—
Adjusted loss per diluted share	$(0.54)	$(1.29)	$(2.03)	$(1.45)
Weighted average Class A and Class B shares outstanding
Diluted shares	8,663	8,341	8,381	8,337
Adjusted diluted shares	8,383	8,341	8,381	8,337

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Kura Sushi USA, Inc

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2021	2020	2021	2020
Net income (loss)	$770	$(9,152)	$(9,461)	$(10,509)
Interest expense (income), net	66	(29)	146	(329)
Income tax expense	30	1,153	88	1,179
Depreciation and amortization expenses	1,216	782	3,314	2,215
EBITDA	2,082	(7,246)	(5,913)	(7,444)
Stock-based compensation expense(1)	391	248	966	580
Non-cash lease expense(2)	231	353	935	857
Executive transition costs(4)	—	—	390	—
Employee retention credit(5)	(6,296)	(1,580)	(8,931)	(1,580)
Litigation accrual(6)	1,000	—	1,000	—
Adjusted EBITDA	$(2,592)	$(8,225)	$(11,553)	$(7,587)

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Kura Sushi USA, Inc

Reconciliation of Operating Income (Loss) to Restaurant-level Operating Profit (Loss)

(in thousands; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2021	2020	2021	2020
Operating income (loss)	$866	$(8,028)	$(9,227)	$(9,659)
Depreciation and amortization expenses	1,216	782	3,314	2,215
Stock-based compensation expense(1)	391	248	966	580
Pre-opening costs(3)	271	232	832	680
Non-cash lease expense(2)	231	353	935	857
Employee retention credit(5)	(6,296)	(1,580)	(8,931)	(1,580)
General and administrative expenses	4,292	2,885	10,687	8,994
Corporate-level stock-based compensation and employee retention credit included in general and administrative expenses	93	(225)	1	(521)
Restaurant-level operating profit (loss)	$1,064	$(5,333)	$(1,423)	$1,566

(1)

Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of operations and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(2)	Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.
(3)

Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.

(4)	Executive transition costs include severance and search fees associated with the transition of our Chief Financial Officer. The income tax impact of this adjustment was immaterial.
(5)	Employee retention credit includes a refundable credit recognized under the CARES Act and extension thereof. The income tax impact of this adjustment was immaterial.
(6)	Accrual related to a litigation claim. The income tax impact of this adjustment was immaterial.

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